                                                           EXHIBIT 11.1

                             FORCENERGY INC
                             --------------
                   COMPUTATION OF EARNINGS PER SHARE
                   ---------------------------------
                 (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE
                                   Three Months Ended     Nine Months Ended
                                       September 30,         September 30,
                                  -------------------    --------------------
                                     1997       1996        1997        1996
                                  --------   --------    --------    --------
Net Earnings                   $  3,765   $  2,491    $ 18,885    $  6,171
Weighted Average Common
  and Common Equivalent
  Shares Outstanding             24,054     19,282      23,991      18,265
                               --------   --------    --------    --------
Primary Earnings Per Share     $    .16   $    .13    $    .79    $    .34
                               ========   ========    ========    ========

FULLY DILUTED EARNINGS PER SHARE

                               Three Months Ended     Nine Months Ended
                                  September 30,         September 30,
                               -------------------    --------------------
                                 1997       1996        1997        1996
                               --------   --------    --------    --------
Net Earnings                   $  3,765   $  2,491    $ 18,885    $  6,171
Effect of conversion of
  7% Exchangeable Sub-
  ordinated Notes on
  interest expense                   --      1,169          --       3,700
Tax effect related to
  interest expense                   --       (436)         --      (1,380)
                               --------   --------    --------    --------

Net Earnings as adjusted       $  3,765   $  3,224    $ 18,885    $  8,491
Weighted Average Common and
  Common Equivalent Shares
  Outstanding                    24,285     21,823      24,264      21,774
                               --------   --------    --------    --------
Fully Diluted Earnings
  Per Share                    $    .16   $    .15    $    .78    $    .39
                               ========   ========    ========    ========

WEIGHTED AVERAGE SHARES OUTSTANDING (PRIMARY EPS)

                                Three Months Ended      Nine Months Ended
                                    September 30,          September 30,
                                 -----------------       -----------------
                                  1997       1996         1997       1996
                                 ------     ------       ------     ------
Weighted Average Shares
  of Common Stock                22,715     18,281       22,654     18,265
Dilutive Common Stock
  Equivalents, Greater
  than 3%                         1,339      1,001        1,337         --
                                 ------     ------       ------     ------
Effect on Primary EPS            24,054     19,282       23,991     18,265
                                 ======     ======       ======     ======

WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED EPS)

                                 Three Months Ended     Nine Months Ended
                                    September 30,          September 30,
                                --------------------   ---------------------
                                  1997       1996         1997       1996
                                ---------  ---------   ---------  --------

Weighted Average Common and
  Common Equivalent Shares      22,729 <F1> 18,287 <F2>  22,724 <F1> 18,274 <F2>
Dilutive Common Stock
  Equivalents                    1,556 <F1>  1,202 <F2>   1,540 <F1>  1,160 <F2>

Other Potentially Dilutive Securities:
  Conversion of 7% Exchangeable
    Subordinated Notes              --       2,334           --       2,340
                                -------    -------      -------     -------
                                 24,285     21,823       24,264      21,774
                                =======    =======      =======     =======

<F1> Calculation assumes that exercises of options and warrants to purchase 144,915 shares of common stock occurred on January 1, 1997.
<F2> Calculation assumes that exercises of options to purchase 10,000 shares of common stock occurred on January 1, 1996.